   As Filed with the Securities and Exchange Commission on April 21, 1998
                                             Registration No. 333-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                  SCOOP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Delaware                                33-0726608
  (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)

                              2540 RED HILL AVENUE
                         SANTA ANA, CALIFORNIA 92705

                                ---------------

            RAND BLEIMEISTER NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Full title of the plan)

                                ---------------

          RAND BLEIMEISTER                           COPY TO:
     CHAIRMAN OF THE BOARD AND                WILLIAM J. CERNIUS, ESQ.
      CHIEF EXECUTIVE OFFICER                     LATHAM & WATKINS
       2540 RED HILL AVENUE              650 TOWN CENTER DRIVE, TWENTIETH FLOOR
   SANTA ANA, CALIFORNIA 92705               COSTA MESA, CALIFORNIA 92626
          (714) 225-6000                          (714) 540-1235


                    (Name and address, including zip code,
                  and telephone number, including area code,
                              of agent for service)

                                ---------------

----------------------------------------------------------------------------------------------
                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                                                    PROPOSED
                                                   PROPOSED          MAXIMUM
                                     AMOUNT         MAXIMUM         AGGREGATE     AMOUNT OF
      TITLE OF SECURITIES             TO BE       OFFERING PRICE     OFFERING    REGISTRATION
        TO BE REGISTERED           REGISTERED      PER SHARE (1)     PRICE (1)        FEE
----------------------------------------------------------------------------------------------
Common Stock  . . . . . .            350,000           $1.375         $481,250      $142
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the product of the number of options previously granted (350,000) and the Exercise Price of the options previously granted ($1.375).

===============================================================================
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
      STATEMENT AS OPTIONS GRANTED UNDER THE OPTION PLAN ARE EXERCISED.

                                    Total Pages 19
                              Exhibits Index on Page 6

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, filed by Scoop, Inc. (the "Company") with the Commission.

          (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 24, 1997, File #000-22281, including any subsequently filed amendments and reports updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation of the Company eliminates the liability of Directors to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent otherwise required by the DGCL.

     The Certificate of Incorporation provides that the Company indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a Director or Officer of the Company all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by DGCL.

     The Company has also entered into indemnification agreements with certain of its Directors and Officers that require the Company to indemnify such Directors and Officers to the fullest extent permitted by applicable provisions of the DGCL, provided that any settlement of a third party against a Director or Officer is approved by the Company, and subject to limitations for actions initiated by the Director or Officer, penalties paid by insurance, and violations of Section 16(b) of the Securities Exchange Act of 1934 and similar laws.

     The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See Index to Exhibits on page 6.

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this _____ day of April, 1998.


                                  SCOOP, INC.
                                  a Delaware corporation


                                  By:
                                       ---------------------------------
                                       Rand Bleimeister
                                       Chief Executive Officer and Chief
                                       Financial Officer (Principal Executive
                                       Officer and Principal Financial Officer)

                                 POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes and appoints Rand Bleimeister as attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                  TITLE                         DATE

______________________    Chief Executive Officer,        _____________, 1998
Rand Bleimeister          Chief Financial Officer
                          and Director (Principal
                          Executive Officer and
                          Principal Financial Officer)


_______________________   Controller (Principal           _____________, 1998
Kristy Allan              Accounting Officer)


_______________________   Director                        _____________, 1998
Karl-Magnus S. Karlsson


_______________________   Director                        _____________, 1998
Michael J. Baum

                                INDEX TO EXHIBITS

EXHIBIT                                                              PAGE
-------                                                              -----
 5.1     Opinion of Latham & Watkins.                                   7
10.1     The Rand Bleimeister Non-Qualified Stock Option Agreement.     8
23.1     Consent of Latham & Watkins (included in Exhibit 5.1).         7
23.2     Consent of Deloitte & Touche LLP                               9
24.1     Power of Attorney (included on the signature page to
         this Registration Statement).
